                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT
                                  (Class G-1)

                          dated as of November 14, 2006

                                     between

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent,
                          as agent and trustee for the
              JetBlue Airways (Spare Parts) G-1 Pass Through Trust,
                                   as Borrower

                                       and

                    LANDESBANK HESSEN-THURINGEN GIROZENTRALE,
                          as Primary Liquidity Provider

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              JetBlue Airways (Spare Parts) G-1 Pass Through Trust
                            Pass Through Certificates

Revolving Credit Agreement

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Section 2.07   Payments to the Primary Liquidity Provider Under the

   Section 4.01   Conditions Precedent to Effectiveness of

Article VI LIQUIDITY EVENTS OF DEFAULT;
Liquidity provider reimbursement date....................................    20
   Section 6.01   Liquidity Events of Default............................    20
   Section 6.04   .......................................................    20
   Section 6.02   Liquidity Provider Reimbursement Date..................    20

Article VII MISCELLANEOUS................................................    20
   Section 7.01   Amendments, Etc........................................    20

Revolving Credit Agreement

                                        i

   Section 7.15   PRIMARY LIQUIDITY PROVIDER'S OBLIGATION TO
                  MAKE ADVANCES..........................................    26

ANNEX I     Interest Advance Notice of Borrowing

ANNEX II    Reserved

ANNEX III   Downgrade Advance Notice of Borrowing

ANNEX IV    Final Advance Notice of Borrowing

ANNEX V     Notice of Termination

ANNEX VI    Notice of Replacement Subordination Agent

Revolving Credit Agreement

                                       ii

                     REVOLVING CREDIT AGREEMENT (Class G-1)

          This REVOLVING CREDIT AGREEMENT (Class G-1), dated as of November 14,
2006, is made by and between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Trust (as defined below) (the "Borrower"), and LANDESBANK
HESSEN-THURINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany (the "Primary Liquidity Provider").

                                   WITNESSETH:

          The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Certain Defined Terms. (a) Capitalized terms used herein without definitions shall have the respective meanings specified in the
Intercreditor Agreement for all purposes of this Agreement.

          (b) As used in this Agreement and unless expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

          "Additional Costs" has the meaning assigned to such term in Section
3.01.

          "Advance" means an Interest Advance, a Final Advance, a Downgrade
Advance or an Applied Downgrade Advance, as the case may be.

          "Agreement" means this Revolving Credit Agreement (Class G-1), dated as of November 14, 2006, between the Borrower and the Primary Liquidity
Provider, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Applicable Liquidity Rate" has the meaning assigned to such term in
Section 3.07(g).

          "Applicable Margin" means (i) with respect to any Unpaid Advance or
Applied Downgrade Advance, 1.75% per annum and (ii) with respect to any
Unapplied Downgrade Advance, the rate or margin per annum, as applicable, specified in the Fee Letter applicable to this Agreement.

          "Applied Downgrade Advance" has the meaning assigned to such term in
Section 2.06(a).

Revolving Credit Agreement

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Primary Liquidity
Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

          "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

          "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

          "Borrowing" means the making of Advances requested by delivery of a
Notice of Borrowing.

          "Class G-1 Trust Agreement" means the JetBlue Airways (Spare Parts)
Class G-1 Pass Through Trust Agreement, of even date herewith, between JetBlue
Airways Corporation and Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee, in respect of the Class G-1 Certificates.

          "Consent Period" has the meaning assigned to such term in Section
2.10.

          "Downgrade Advance" means an Advance made pursuant to Section 2.02(c).

          "Downgrade Event" means a downgrading of the Primary Liquidity
Provider's short-term unsecured debt rating or short-term issuer credit rating, as the case may be, issued by either Rating Agency below the applicable
Threshold Rating.

          "Effective Date" has the meaning assigned to such term in Section
4.01. The delivery of the certificate of the Primary Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective
Date has occurred.

          "Excluded Taxes" means (i) Taxes imposed on, based on or measured by the income of, or franchise Taxes imposed on, the Primary Liquidity Provider or its Lending Office by the jurisdiction where such Primary Liquidity Provider's principal office or such Lending Office is located or any other taxing jurisdiction in which such Tax is imposed as a result of the Primary Liquidity
Provider being, or having been, organized in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the
Operative Agreements in, such jurisdiction and (ii) Excluded Withholding Taxes.

          "Excluded Withholding Taxes" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed or increased as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Primary Liquidity Provider

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                                        2

(including a transferee of an Advance), after the date on which such successor
Primary Liquidity Provider obtains its interest, (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the
Primary Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document, in the good faith judgment of the
Primary Liquidity Provider, the Primary Liquidity Provider is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of)
withholding Tax, and (iv) withholding Taxes imposed by the United States on payments to a recipient in any other jurisdiction to which the Lending Office of the Primary Liquidity Provider is moved if, under the laws in effect at the time of such move, such laws would require greater withholding of Taxes on payments to such Primary Liquidity Provider acting from an office in such jurisdiction than would be required on payments to such Primary Liquidity Provider acting from an office in the jurisdiction from which such Lending Office was moved.

          "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements
(including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation) directly related to this Agreement or the other Operative Agreements, provided that "Expenses" shall not include any Taxes
(of any kind or description) or any general, overhead or analogous costs, expenses or disbursements (howsoever allocated).

          "Expiry Date" means January 17, 2016.

          "Final Advance" means an Advance made pursuant to Section 2.02(d).

          "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial
Accounting Standards Board of the American Institute of Certified Public
Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the
Securities and Exchange Commission and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

          "Indemnified Tax" has the meaning assigned to such term in Section
3.03(a).

          "Intercreditor Agreement" means the Intercreditor Agreement dated as of November 14, 2006 among the Trustee, the Liquidity Provider, the Policy
Provider, Wilmington Trust Company, as Subordination Agent and as trustee thereunder, and the Additional Liquidity Provider(s) and Additional Policy
Provider(s) (if any executing joinder agreements with respect thereto) as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Interest Advance" means an Advance made pursuant to Section 2.02(a).

          "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

               (i) the period beginning on the third Business Day following either

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                                        3

(A) the Primary Liquidity Provider's receipt of the Notice of Borrowing for such
LIBOR Advance or (B) the withdrawal of funds from the Primary Cash Collateral
Account for the purpose of paying interest on the Class G-1 Certificates as contemplated by Section 2.06(a) hereof and, in either case, ending on the next
Regular Distribution Date; and

               (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular
Distribution Date;

provided, however, that if (x) the Final Advance shall have been made, or (y)
other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Primary Liquidity Provider's receipt of the
Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of clause
(y) above).

          "Lending Office" means the lending office of the Primary Liquidity
Provider presently located at its offices specified for notices hereunder on the signature pages to this Agreement, or such other lending office as the Primary
Liquidity Provider from time to time shall notify the Borrower as its Lending
Office hereunder; provided that the Primary Liquidity Provider shall not change its Lending Office to a lending office outside the United States of America except in accordance with Section 3.11 hereof.

          "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

          "LIBOR Rate" means, with respect to any Interest Period,

               (i) the rate per annum appearing on display page 3750 (British
Bankers Association-LIBOR) of the Telerate Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

               (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%)
of the rates per annum at which deposits in dollars are offered for the relevant
Interest Period by three banks of recognized standing selected by the Primary
Liquidity Provider in the London interbank market at approximately 11:00 a.m.
(London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such
Interest Period.

          "Liquidity Event of Default" means the occurrence of either (a) the
Acceleration of all of the Equipment Notes or (b) a JetBlue Bankruptcy Event.

          "Liquidity Indemnitee" means (i) the Primary Liquidity Provider, (ii)
the directors, officers, employees and agents of the Primary Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and (ii), inclusive.

Revolving Credit Agreement

                                        4

          "Maximum Available Commitment" means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the
Required Amount at such time less (b) the aggregate amount of each Interest
Advance outstanding at such time; provided that following a Downgrade Advance or a Final Advance, the Maximum Available Commitment shall be zero.

          "Maximum Commitment" means initially $15,398,301, as the same may be reduced from time to time in accordance with Section 2.04(a).

          "Notice of Borrowing" has the meaning assigned to such term in Section
2.02(e).

          "Notice of Replacement Subordination Agent" has the meaning assigned to such term in Section 3.08.

          "Primary Liquidity Provider" has the meaning assigned to such term in the recital of parties to this Agreement.

          "Prospectus Supplement" means the final Prospectus Supplement dated
November 7, 2006 relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

          "Regulatory Change" has the meaning assigned to such term in Section
3.01.

          "Replenishment Amount" has the meaning assigned to such term in
Section 2.06(b).

          "Required Amount" means, for any day, (i) so long as there is no
Interest Advance made hereunder remaining unreimbursed on such day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the
Capped Interest Rate for the Class G-1 Certificates, that would be payable on the Class G-1 Certificates on each of the eight successive quarterly Regular
Distribution Dates immediately following such day or, if such day is a Regular
Distribution Date, on such day and the succeeding seven quarterly Regular
Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class G-1 Certificates on such day and without regard to expected future payments of principal on the Class G-1 Certificates or (ii) if there are one or more Interest Advances made hereunder and remaining unreimbursed on such day, the sum of (x) the unreimbursed amount of such Interest Advance(s) and (y) the product of (A) the Undrawn Percentage and (B) the amount determined pursuant to clause (i) as if no Interest Advances were outstanding and unreimbursed on such date. The "Undrawn Percentage" as of any date is equal to one hundred percent minus the sum of the Individual Drawn Percentages for the Interest Advances that are unreimbursed as of such date. The "Individual Drawn Percentage" for any unreimbursed Interest Advance as of any day is equal to a fraction, expressed as a percentage, the numerator of which is the unreimbursed amount of such Interest
Advance as of such date and the denominator of which is the Required Amount as of the date of each such Interest Advance calculated as if no Interest Advance were outstanding on the date of such Interest Advance and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest
Rate as of such date. Repayments of Interest Advances shall be deemed to have been made in the order in which such Interest Advances were made. The Pool

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                                        5

Balance solely for purposes of the definition of Required Amount shall, in the event of any Policy Provider Election, be deemed to be reduced to zero.

          "Termination Date" means the earliest to occur of the following: (i)
the Expiry Date; (ii) the date on which the Borrower delivers to the Primary
Liquidity Provider a certificate, signed by a Responsible Officer of the
Borrower, certifying that all of the Class G-1 Certificates have been paid in full (or provision has been made for such payment in accordance with the
Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Primary Liquidity Provider a certificate, signed by a
Responsible Officer of the Borrower, certifying that a Replacement Primary
Liquidity Facility has been substituted for this Agreement in full pursuant to
Section 3.5(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Primary
Liquidity Provider pursuant to Section 6.01 hereof; (v) the date on which no
Advance is, or may (including by reason of reinstatement as herein provided)
become, available for a Borrowing hereunder; (vi) the Liquidity Provider
Reimbursement Date; (vii) the date on which a Special Termination occurs; and
(viii) the Special Distribution Date (as defined in the Intercreditor Agreement)
with respect to the proceeds of a Final Disposition (as defined in the
Intercreditor Agreement).

          "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

          "Transferee" has the meaning assigned to such term in Section 7.08(b).

          "Trust" means the trust established pursuant to the Class G-1 Trust
Agreement.

          "Unapplied Downgrade Advance" means any Downgrade Advance other than an Applied Downgrade Advance.

          "Unpaid Advance" has the meaning assigned to such term in Section
2.05.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

     Section 2.01 The Advances. The Primary Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make
Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date
(unless the obligations of the Primary Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

     Section 2.02 Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Primary Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of
Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest with respect to the Class G-1
Certificates at the Stated Interest Rate for the applicable Interest Period

Revolving Credit Agreement

                                        6

(calculated assuming that JetBlue will not cure any Payment Default) in accordance with Section 3.5(a) of the Intercreditor Agreement. Each Interest
Advance made hereunder shall automatically reduce the Maximum Available
Commitment (based on the Required Amount as recalculated as a result of making such Interest Advance) and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Subject to the provisions of
Section 3.5(g) of the Intercreditor Agreement, upon repayment to the Primary
Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the product of (A) the then Required Amount (calculated as if no
Interest Advances are outstanding) and (B) a fraction, the numerator of which is the amount of such reimbursement (assuming that Interest Advances are reimbursed in the order in which they were made) in respect of principal of such Interest
Advance and the denominator of which is the Required Amount at the date of such
Interest Advance (calculated as if no Interest Advances are then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date) but not to exceed the Maximum
Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (x) any Equipment Note is a Non-Performing
Equipment Note and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Advance or a Downgrade Advance has been made.

          (b) Reserved.

          (c) A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.5(c) of the
Intercreditor Agreement) unless a Replacement Primary Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with Section 3.5(c), by delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex
III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Primary Cash Collateral Account in accordance with Sections 3.5(c)
and 3.5(f) of the Intercreditor Agreement.

          (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Primary Liquidity
Provider pursuant to Section 6.01 hereof by delivery to the Primary Liquidity
Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the
Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Primary Cash Collateral Account in accordance with
Sections 3.5(f) and 3.5(i) of the Intercreditor Agreement.

          (e) Each Borrowing shall be made on notice in writing (a "Notice of
Borrowing") in substantially the form required by Section 2.02(a), 2.02(b),
2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Primary
Liquidity Provider. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Primary Liquidity Provider's New York branch at the address specified in Section 7.02. If a Notice of Borrowing is delivered by the
Borrower in respect of any Borrowing no later than 12:00 p.m. (New York City time) on a

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                                        7

Business Day, upon satisfaction of the conditions precedent set forth in Section
4.02 with respect to a requested Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before
4:00 p.m. (New York City time) on such Business Day or on such later Business
Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 12:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested
Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in
U.S. dollars and in immediately available funds, before 12:00 noon (New York
City time) on the first Business Day next following the day of receipt of such
Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Primary Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

          (f) Upon the making of any Advance requested pursuant to a Notice of
Borrowing in accordance with the Borrower's payment instructions, the Primary
Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Primary Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Primary
Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Primary Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) hereof to fund the
Primary Cash Collateral Account, the Primary Liquidity Provider shall have no interest in or rights to the Primary Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in the Primary Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.5(e) or 3.5(f) of the Intercreditor
Agreement and provided further, that the foregoing shall not affect or impair the rights of the Primary Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Primary Cash
Collateral Account to the extent provided in Section 2.2(b) of the Intercreditor
Agreement. By paying to the Borrower proceeds of Advances requested by the
Borrower in accordance with the provisions of this Agreement, the Primary
Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the
Advances so made and requested.

     Section 2.03 Fees. The Borrower agrees to pay to the Primary Liquidity
Provider the fees set forth in the Fee Letter applicable to this Agreement.

     Section 2.04 Reductions or Termination of the Maximum Commitment. (a)
Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class G-1
Certificates (including by reason of a Policy Provider Election with respect to the Series G Equipment Note) or otherwise, the Maximum

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                                        8

Commitment shall automatically be reduced to an amount equal to such reduced
Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Primary
Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the
Maximum Commitment.

          (b) Termination. Upon the making of any Downgrade Advance or Final
Advance hereunder or the occurrence of the Termination Date, the obligation of the Primary Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

     Section 2.05 Repayments of Interest Advances or the Final Advance. Subject
to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Primary Liquidity Provider
(which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Primary Liquidity Provider on each date on which the Primary
Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if
(i) the Primary Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Primary Liquidity Facility shall become a Downgraded Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest
Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance for all purposes of this
Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Primary Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The
Borrower and the Primary Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Primary Liquidity Provider.

     Section 2.06 Repayments of Downgrade Advances. (a) Amounts advanced hereunder in respect of a Downgrade Advance shall be deposited in the Primary
Cash Collateral Account and invested and withdrawn from the Primary Cash
Collateral Account as set forth in Sections 3.5(c), 3.5(d), 3.5(e) and 3.5(f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower
agrees to pay to the Primary Liquidity Provider, on each Regular Distribution
Date, commencing on the first Regular Distribution Date after the making of a
Downgrade Advance, interest on the principal amount of any such Downgrade
Advance as provided in Section 3.07 hereof; provided, however, that amounts in respect of a Downgrade Advance withdrawn from the Primary Cash Collateral
Account for the purpose of paying interest on the Class G-1 Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being an "Applied Downgrade Advance" shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Downgrade
Advance, the Primary Liquidity Provider delivers a Termination Notice to the
Borrower pursuant to Section 6.01 hereof, such Downgrade

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                                        9

Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and as an Applied Downgrade
Advance, for purposes of Section 2.6(c) of the Intercreditor Agreement. Subject
to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Primary Cash Collateral Account on account of a reduction in the
Required Amount, the Borrower shall repay to the Primary Liquidity Provider a portion of the Downgrade Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

          (b) At any time when an Applied Downgrade Advance (or any portion thereof) is outstanding, upon the deposit in the Primary Cash Collateral Account of any amount pursuant to clause "fourth" of Section 3.2 of the Intercreditor
Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Downgrade
Advances (and of Downgrade Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount (if multiple
Applied Downgrade Advances are outstanding, such Replenishment Amount to be applied in the order in which such Applied Downgrade Advances have been made, starting with the earliest) and (ii) the aggregate outstanding principal amount of all Unapplied Downgrade Advances shall be automatically increased by the amount of such Replenishment Amount.

          (c) Upon the provision of a Replacement Primary Liquidity Facility in replacement of this Agreement in accordance with Section 3.5(e) of the
Intercreditor Agreement, and upon the payment in full of the Class G-1
Certificates, amounts remaining on deposit in the Primary Cash Collateral
Account after giving effect to any Applied Downgrade Advance on the date of such replacement shall be reimbursed to the replaced Primary Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced
Primary Liquidity Provider all amounts owing to it hereunder.

     Section 2.07 Payments to the Primary Liquidity Provider Under the
Intercreditor Agreement. In order to provide for payment or repayment to the
Primary Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the
Intercreditor Agreement, to the extent payable to the Primary Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.5(f) of the Intercreditor Agreement), shall be paid to the
Primary Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Primary Liquidity Provider shall be applied by the Primary Liquidity
Provider to Liquidity Obligations then due and payable in accordance with the
Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder (or, if not provided for in the
Intercreditor Agreement, then in such manner as the Primary Liquidity Provider shall deem appropriate).

     Section 2.08 Book Entries. The Primary Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that

Revolving Credit Agreement

                                       10

the failure by the Primary Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of
Advances.

     Section 2.09 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement including, without limitation, Section 7.05 and 7.07 hereof, shall be made only from the amounts that constitute Scheduled
Payments, Special Payments or payments under the Fee Letter and Section 8.1 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Primary
Liquidity Provider agrees that it will look solely to such amounts in respect of payments to be made by the Borrower hereunder to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or the Note Purchase
Agreement. Amounts on deposit in the Primary Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.5(f) of the
Intercreditor Agreement. Nothing herein shall limit or otherwise affect the right of the Primary Liquidity Provider to receive payment from the Policy
Provider under Section 3.6(d) of the Intercreditor Agreement.

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

     Section 3.01 Increased Costs. The Borrower shall pay to the Primary
Liquidity Provider from time to time such amounts as may be necessary to compensate the Primary Liquidity Provider for any increased costs incurred by the Primary Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such
Advances hereunder, or any reduction in any amount receivable by the Primary
Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the
Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Primary Liquidity
Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof
(a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Primary Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than with respect to Excluded Taxes); or
(2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Primary Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or related definitions).

Revolving Credit Agreement

                                       11

          The Primary Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Primary
Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Primary Liquidity
Provider for purposes of this Section 3.01 of the effect of any Regulatory
Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Primary Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

          Notwithstanding the preceding two paragraphs, the Primary Liquidity
Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Primary Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

     Section 3.02 Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Primary Liquidity Provider or any corporation controlling the Primary Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law)
that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Primary Liquidity Provider or any corporation controlling the Primary
Liquidity Provider, and such increase is based upon the Primary Liquidity
Provider's obligations hereunder and other similar obligations, the Borrower shall, subject to the provisions of Section 3.11, pay to the Primary Liquidity
Provider from time to time such additional amount or amounts as are necessary to compensate the Primary Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Primary Liquidity Provider's obligations to the Borrower hereunder.

          The Primary Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Primary
Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Primary Liquidity
Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the Primary Liquidity Provider and of the amount allocable to the Primary Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

          Notwithstanding the preceding two paragraphs, the Primary Liquidity
Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Primary Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Revolving Credit Agreement

                                       12

     Section 3.03 United States Withholding Taxes. (a) All payments made by the
Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of any present or future withholding
Taxes now or hereafter imposed by the United States or any taxing authority thereof or therein, other than Excluded Taxes (such non-excluded Taxes being referred to herein, collectively, as "Indemnified Taxes" and, individually, as an "Indemnified Tax"). If any Indemnified Taxes are required to be withheld from any amounts payable to the Primary Liquidity Provider under this Agreement, (i)
the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such
Taxes (including any additional Tax required to be deducted or withheld in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) the amounts payable to the Primary
Liquidity Provider shall be increased to the extent necessary to yield to the
Primary Liquidity Provider (after deduction or withholding for or on account of all Indemnified Taxes required to be deducted or withheld by reason of the receipt or accrual of the additional amounts payable pursuant to this clause
(ii)) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement.

          (b) If the Primary Liquidity Provider (including a successor Primary
Liquidity Provider) is not organized under the laws of the United States or any
State thereof, it agrees to provide to the Borrower, prior to the first date any amount is payable to it hereunder (and from time to time thereafter upon demand of the Borrower), two executed original copies of Internal Revenue Service Form
W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Primary Liquidity Provider is exempt from United States withholding Tax on payments pursuant to this
Agreement, the Certificates or any other Operative Document. In addition, the
Primary Liquidity Provider will provide, from time to time upon the reasonable request of the Borrower, such additional forms or documentation as may be necessary to establish an available exemption from all such withholding Taxes
(and shall indemnify and hold harmless the Borrower and JetBlue upon demand for all loss, cost or expense suffered or incurred, or claimed against any of them, by reason of any inaccuracy of any statement in any such form).

          (c) If the Primary Liquidity Provider (including a successor Primary
Liquidity Provider) is not organized under the laws of the United States or any
State thereof, all Advances made by the Primary Liquidity Provider under this
Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes that are imposed by a jurisdiction in which the Primary
Liquidity Provider is organized, has its Lending Office or maintains its principal place of business. If any such Taxes are required to be withheld or deducted from any Advances, the Primary Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) shall be sufficient to yield to the Borrower the full amount that would have been received by it had no such withholding or deduction been required. The Borrower shall, for federal income tax purposes and for all purposes hereunder, treat such payments as Interest
Advances, and, as such, will treat such payments as loans made by the Primary
Liquidity

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                                       13

Provider to the Borrower, unless otherwise required by law. Within 30 days after the date of each payment hereunder, the Primary Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

          (d) If any exemption from, or reduction in the rate of, any Taxes required to be deducted or withheld from amounts payable by the Primary
Liquidity Provider hereunder is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) Tax, the Borrower shall deliver to the Primary Liquidity
Provider such form or forms and such other evidence of the eligibility of the
Borrower for such exemption or reduction as the Primary Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any such Taxes.

     Section 3.04 Payments. The Borrower shall make or cause to be made each payment to the Primary Liquidity Provider under this Agreement so as to cause the same to be received by the Primary Liquidity Provider not later than 1:00
p.m. (New York City time) on the day when due. The Borrower shall make all such payments in U.S. dollars, to the Primary Liquidity Provider in immediately available funds, by wire transfer to the account of Landesbank Hessen Thuringen, at Citibank N.A., ABA No. 021000089 Account Name: Landesbank Hessen Thuringen,
Account No. 10920118; or to such other U.S. bank account as the Primary
Liquidity Provider may from time to time direct the Subordination Agent.

     Section 3.05 Computations. All computations of interest based on the Base
Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days
(including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 3.06 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a
LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

     Section 3.07 Interest. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance
(or, in the case of an Applied Downgrade Advance, from and including the date on which the amount thereof was withdrawn from the Primary Cash Collateral Account to pay interest on the Class G-1 Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Downgrade
Advance, the date on which the Primary Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder
(whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any

Revolving Credit Agreement

                                       14

such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable
Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this
Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

          (b) Each Advance (including, without limitation, each outstanding
Unapplied Downgrade Advance) will be either a Base Rate Advance or a LIBOR
Advance as provided in this Section 3.07. Each such Advance will be a Base Rate
Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Primary Liquidity Provider's receipt of the
Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR
Advance; provided that the Borrower (at the direction of the Controlling Party, so long as the Primary Liquidity Provider is not the Controlling Party) may (x)
convert the Final Advance into a Base Rate Advance on the last day of an
Interest Period for such Advance by giving the Primary Liquidity Provider no less than four Business Days' prior written notice of such election or (y) elect to maintain the Final Advance as a Base Rate Advance by not requesting a conversion of the Final Advance to a LIBOR Advance under Clause (5) of the applicable Notice of Borrowing (or, if such Final Advance is deemed to have been made, without delivery of a Notice of Borrowing pursuant to Section 2.06, by requesting, prior to 11:00 a.m. (New York City time) on the first Business Day immediately following the Borrower's receipt of the applicable Termination
Notice, that such Final Advance not be converted from a Base Rate Advance to a
LIBOR Advance).

          (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the
Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR
Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

          (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular
Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

          (e) [Reserved].

          (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest

Revolving Credit Agreement

                                       15

on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% until paid.

          (g) Each change in the Base Rate shall become effective immediately.
The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

     Section 3.08 Replacement of Borrower. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section
6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of
Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a "Notice of Replacement Subordination Agent") delivered to the Primary
Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for the Borrower for all purposes hereunder.

     Section 3.09 Funding Loss Indemnification. The Borrower shall pay to the
Primary Liquidity Provider, upon the request of the Primary Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the
Primary Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Primary Liquidity Provider to fund or maintain any LIBOR Advance
(but excluding loss of anticipated profits) incurred as a result of:

          (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

          (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

     Section 3.10 Illegality. Notwithstanding any other provision in this
Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Primary Liquidity Provider (or its
Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Primary Liquidity Provider (or its Lending
Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Primary Liquidity Provider, the outstanding principal amount of the LIBOR
Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Primary Liquidity Provider, if such change or compliance with such request, in the judgment of the Primary Liquidity Provider, requires immediate repayment;
or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

     Section 3.11 Mitigation. If a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of any additional costs or amounts pursuant to Section 3.01, 3.02 or 3.03 or require the conversion of any Advance pursuant to Section 3.10, the Primary Liquidity
Provider, promptly upon becoming aware of the same, shall notify the Borrower and shall use reasonable efforts (consistent with applicable legal and regulatory

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                                       16

restrictions) to mitigate the effects of such condition or event, including the designation of a different Lending Office or furnishing of the proper certificates under any applicable tax laws, tax treaties and conventions to the extent that such certificates are legally available to the Primary Liquidity
Provider; provided, that the Primary Liquidity Provider shall be under no obligation to take any step that, in its good-faith opinion would (i) result in its incurring any material additional costs in performing its obligations hereunder unless the Borrower has agreed to reimburse it therefor or (ii) be otherwise disadvantageous to the Primary Liquidity Provider in the reasonable judgment of the Primary Liquidity Provider.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.01 Conditions Precedent to Effectiveness of Section 2.01. Section
2.01 of this Agreement shall become effective on and as of the first date (the
"Effective Date") on which the following conditions precedent have been satisfied or waived:

          (a) The Primary Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs
(i), (ii) and (iii), each in form and substance satisfactory to the Primary
Liquidity Provider:

               (i) This Agreement duly executed on behalf of the Borrower and the Fee Letter applicable to this Agreement duly executed on behalf of each of the parties thereto (other than the Primary Liquidity Provider);

               (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Primary Liquidity Provider);

               (iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this
     Agreement, the Fee Letter applicable to this Agreement and the
     Intercreditor Agreement);

               (iv) A copy of the Prospectus Supplement and specimen copies of the Class G-1 Certificates;

               (v) An executed copy of each document, instrument, certificate and opinion delivered on the Closing Date pursuant to the Class G-1 Trust
     Agreement, the Intercreditor Agreement and the other Operative Agreements
     (in the case of each such opinion, other than the opinion of counsel for the Underwriter, either addressed to the Primary Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Primary Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Primary Liquidity
     Provider);

               (vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the
     Primary Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers,

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                                       17

     privileges, liens and security interests of, or for the benefit of, the
     Trustees, the Borrower and the Primary Liquidity Provider created by the
     Operative Agreements executed and delivered on or prior to the Closing
     Date;

               (vii) An agreement from JetBlue, pursuant to which (i) JetBlue agrees to provide to the Primary Liquidity Provider (A) within 90 days after the end of each of the first three fiscal quarters in each fiscal year of JetBlue, a consolidated balance sheet of JetBlue as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided, that so long as JetBlue is subject to the reporting requirements of the Securities Exchange Act of
     1934, as amended, a copy of JetBlue's report on Form 10-Q for such fiscal quarter (excluding exhibits) or a written notice executed by an authorized officer of JetBlue that such report has been filed with the Securities and
     Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and
     Exchange Commission, will satisfy this subclause (A), and (B) within 120 days after the end of each fiscal year of JetBlue, a consolidated balance sheet of JetBlue as of the end of such fiscal year and related statements of income and cash flows of JetBlue for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of JetBlue's independent certified public accountants with respect to their audit of such financial statements;
     provided, that so long as JetBlue is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of JetBlue's report on Form 10-K for such fiscal year (excluding exhibits) or a written notice executed by an authorized officer of JetBlue that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission, will satisfy this subclause
     (B), and (ii) JetBlue agrees to allow the Primary Liquidity Provider to inspect JetBlue's books and records regarding the transactions contemplated hereby or by the other Operative Agreements, and to discuss such transactions with officers and employees of JetBlue; and

               (viii) Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other
     Operative Agreements as the Primary Liquidity Provider shall have reasonably requested.

          (b) The following statements shall be true on and as of the Effective
Date:

               (i) the representations and warranties in the Note Purchase
     Agreement are true and correct on and as of the Effective Date as though made on and as of the Effective Date;

               (ii) no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default;

Revolving Credit Agreement

                                       18

               (iii) there has been no material adverse change in the financial condition or results of operations of JetBlue and its subsidiaries taken as a whole since December 31, 2005.

          (c) The Primary Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the
Primary Liquidity Provider on or prior to the Effective Date.

          (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, and all conditions precedent to the purchase of the Class G-1 Certificates and Class B-1
Certificates by the Underwriter under the Underwriting Agreement shall have been satisfied or waived.

          (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Primary Liquidity
Provider, certifying that all conditions precedent to the effectiveness of
Section 2.01 have been satisfied or waived.

     Section 4.02 Conditions Precedent to Borrowing. The obligation of the
Primary Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

                                   ARTICLE V

                                    COVENANTS

     Section 5.01 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum
Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will, unless the
Primary Liquidity Provider shall otherwise consent in writing:

          (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other
Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this
Agreement and the other Operative Agreements.

          (b) Reporting Requirements. Furnish to the Primary Liquidity Provider
with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Primary Liquidity Provider; and permit the
Primary Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

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                                       19

          (c) Certain Operative Agreements. Furnish to the Primary Liquidity
Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the
Primary Liquidity Provider.

     Section 5.02 Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum
Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Primary Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                          LIQUIDITY EVENTS OF DEFAULT;
                      LIQUIDITY PROVIDER REIMBURSEMENT DATE

     Section 6.01 Liquidity Events of Default If (a) any Liquidity Event of
Default has occurred and is continuing and (b) any Equipment Note is a
Non-Performing Equipment Note, the Primary Liquidity Provider may, in its
discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Primary Liquidity Provider to make
Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Primary Liquidity Provider to promptly make, a Final
Advance in accordance with Section 2.02(d) hereof and Section 3.5(i) of the
Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the
Applicable Liquidity Rate for interest payable thereon, and (iv) subject to
Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any
Downgrade Advance and Applied Downgrade Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Primary Liquidity Provider.

     Section 6.02 Liquidity Provider Reimbursement Date. Upon the occurrence of the Liquidity Provider Reimbursement Date, (i) the obligation of the Primary
Liquidity Provider to make Advances hereunder shall automatically expire on such date, (ii) all outstanding Advances shall be automatically converted into Final
Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iii) subject to Sections 2.07 and 2.09 hereof, all
Advances (including, without limitation, any Downgrade Advance and Applied
Downgrade Advance), any accrued interest thereon and any other amounts outstanding hereunder shall become immediately due and payable to the Primary
Liquidity Provider. On and after such date, no Advances shall be permitted hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the
Primary Liquidity Provider, and,

Revolving Credit Agreement

                                       20

in the case of an amendment or waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 7.02 Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing
(including telecopier and mailed or delivered or sent by telecopier):

          Borrower:           Wilmington Trust Company
                              Rodney Square North
                              1100 North Market Street
                              Wilmington, DE 19890-0001
                              Attention: Corporate Trust Administration
                              Telephone: (800) 733-8485
                              Fax: (302) 651-8882

          Primary Liquidity   Landebank Hessen-Thuringen Girozentrale
          Provider:           Main Tower
                              Neue Mainzer Str. 52 - 58
                              60311 Frankfurt am Main
                              Germany
                              Attention: Asset Finance
                              Telephone: 4969-9132-4882
                              Telecopy: 4969-9132-4392

          with a copy of any Notice of Borrowing to:

                              Landesbank Hessen-Thuringen
                              420 Fifth Avenue, 24th Floor
                              New York, NY 10018
                              Attention: Asset Finance, Gerhard Winklmeier
                              Telephone: 212-703-5250
                              Telecopy: 212-703-5256

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Primary Liquidity Provider pursuant to the provisions of Article II and
Article III hereof shall not be effective until received by the Primary
Liquidity Provider.

     Section 7.03 No Waiver; Remedies. No failure on the part of the Primary
Liquidity Provider to exercise, and no delay in exercising, any right under this
Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Revolving Credit Agreement

                                       21

     Section 7.04 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Primary Liquidity Provider such additional assignments, agreements, powers and instruments as the Primary
Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Primary Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

     Section 7.05 Indemnification; Survival of Certain Provisions. The Primary
Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Note Purchase Agreement. In addition, the
Borrower agrees to indemnify, protect, defend and hold harmless the Primary
Liquidity Provider from, against and in respect of, and shall pay on demand, all
Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said
Sections or in such Fee Letter)), that may be imposed on, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this
Agreement, the Fee Letter applicable to this Agreement, the Intercreditor
Agreement or the Note Purchase Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any
Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee; (ii)
ordinary and usual operating overhead expense; (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement or any other Operative Agreement to which it is a party; or (iv) a Tax. The indemnities contained in Section 8.1 of the Note
Purchase Agreement, and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

     Section 7.06 Liability of the Primary Liquidity Provider. (a) Neither the
Primary Liquidity Provider nor any of its officers, employees, directors or
Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Primary Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Primary Liquidity Provider, and the Primary Liquidity Provider
shall be liable to the Borrower, to the extent of any damages suffered by the
Borrower which were the result of (A) the Primary Liquidity Provider's willful misconduct or gross negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Primary
Liquidity Provider of any of the terms of this Agreement or the Intercreditor
Agreement, including, but not limited to, the Primary Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the
Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof. In no event, however, shall the Primary Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or

Revolving Credit Agreement

                                       22

punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

          (b) Neither the Primary Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this
Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Primary
Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

     Section 7.07 Costs, Expenses and Documentary Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Primary Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Primary Liquidity Provider) of the
Primary Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative
Agreement and any other documents which may be delivered in connection with this
Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Primary Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative
Agreement, (ii) the modification or amendment of, or supplement to, this
Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the
Primary Liquidity Provider from paying any amount under this Agreement, the
Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Primary Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to hold the Primary Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     Section 7.08 Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Primary Liquidity
Provider and their respective successors and assigns, except that neither the
Primary Liquidity Provider (except as otherwise provided in this Section 7.08)
nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section
7.08(b). The Primary Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than
JetBlue and its Affiliates) as the Primary Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such granting of participations by the Primary Liquidity Provider, however, will relieve the Primary Liquidity Provider of its obligations hereunder and

Revolving Credit Agreement

                                       23

the Borrower and JetBlue shall be entitled to deal solely and exclusively with the Primary Liquidity Provider as to all matters relevant hereto. Without limiting the generality of the foregoing, no participant shall (x) be entitled to any greater amounts under Article III than the Primary Liquidity Provider
(and all amounts payable hereunder shall be calculated as if no such participation were ever granted) or (y) be entitled to any direct right hereunder (or to any right to consent to any action or inaction on the part of the Primary Liquidity Provider hereunder or under any of the Operative
Documents). In connection with any participation or any proposed participation, the Primary Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Primary Liquidity Provider pursuant to this Agreement. The
Borrower acknowledges and agrees that the Primary Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this
Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Primary
Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Primary Liquidity Provider directly if the Primary Liquidity Provider, rather than the participant, had held the interest participated).

          (b) If, pursuant to subsection (a) above, the Primary Liquidity
Provider sells any participation in this Agreement to any bank or other entity
(each, a "Transferee"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Primary Liquidity
Provider (for the benefit of the Primary Liquidity Provider and the Borrower)
either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no Taxes will be required to be withheld with respect to any payments to be made to such
Transferee in respect of this Agreement, (ii) furnish to the Primary Liquidity
Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue
Service Form W-8ECI or Form W-8BEN, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United
States federal withholding Tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Primary Liquidity Provider and the Borrower) to provide the Primary Liquidity Provider and the Borrower a new Form W-8ECI or Form W-8BEN, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8BEN or Form W-8ECI that such
Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United
States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

          (c) Notwithstanding the other provisions of this Section 7.08, the
Primary Liquidity Provider may assign and pledge all or any portion of the
Advances owing to it to any Federal Reserve Bank or the United States Treasury
as collateral security pursuant to Regulation

Revolving Credit Agreement

                                       24

A of the Board of Governors of the Federal Reserve System and any Operating
Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Primary Liquidity
Provider in accordance with the terms of this Agreement shall satisfy the
Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Primary Liquidity
Provider from its obligations hereunder.

     Section 7.09 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of
the parties hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the
     State of New York, the courts of the United States of America for the
     Southern District of New York, and the appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Primary Liquidity Provider shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) THE BORROWER AND THE PRIMARY LIQUIDITY PROVIDER EACH HEREBY AGREE
TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION
BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM
RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS
BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The
Borrower and the Primary Liquidity

Revolving Credit Agreement

                                       25

Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS
IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS AGREEMENT.

     Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 7.13 Entirety. This Agreement, the Intercreditor Agreement and the
other Operative Agreements to which the Primary Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

     Section 7.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this
Agreement for any other purpose.

     Section 7.15 PRIMARY LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE PRIMARY
LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO
DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL
BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE
STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                            [signature pages follow]

Revolving Credit Agreement

                                       26

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Subordination Agent, as agent
                                        and trustee for the Trust, as Borrower

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                       27

                                        LANDESBANK HESSEN-THURINGEN
                                        GIROZENTRALE,
                                        as Primary Liquidity Provider

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                       28

                                                                      Annex I to
                                                      Revolving Credit Agreement

                      INTEREST ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen
Girozentrale (the "Primary Liquidity Provider"), with reference to the Revolving
Credit Agreement (Class G-1) dated as of November 14, 2006, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor
Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Primary Liquidity Provider to be used, subject to clause (3) below, for the payment of interest on the Class G-1 Certificates which was payable on ____________, ____ (the "Distribution Date") in accordance with the terms and provisions of the Class G-1 Trust Agreement and the Class G-1
Certificates, which Advance is requested to be made on ____________, ____. The
Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

          (3) The amount of the Interest Advance requested hereby (i) is
$_______________.__, to be applied in respect of the payment of the interest which was due and payable on the Class G-1 Certificates on the Distribution
Date, (ii) does not include any amount with respect to the payment of principal of, or Premium on, the Class G-1 Certificates, or principal of, or interest or
Premium on, the Class B-1 Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Liquidity Agreement, the Class
G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available
Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.5(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the
Borrower.

          The Borrower hereby acknowledges that, pursuant to the Liquidity
Agreement, the making of the Interest Advance as requested by this Notice of
Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by
an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

Revolving Credit Agreement

                                       I-1

          IN WITNESS WHEREOF, the Borrower has executed and delivered this
Notice of Borrowing as of the ____ day of _________, ____.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Subordination Agent, as agent
                                        and trustee for the Trust, as Borrower

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                       I-2

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

   [Insert copy of computations in accordance with Interest Advance Notice of
                                   Borrowing]

Revolving Credit Agreement

                                       I-3

                                                                    Annex III to
                                                      Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen
Girozentrale (the "Primary Liquidity Provider"), with reference to the Revolving
Credit Agreement (Class G-1) dated as of November 14, 2006, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor
Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Primary Liquidity Provider to be used for the funding of the Primary Cash Collateral Account in accordance with Section 3.5(c)
of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on __________, ____. The Downgrade Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

          (3) The amount of the Downgrade Advance requested hereby (i) is
$_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Primary Cash
Collateral Account in accordance with Sections 3.5(c) and 3.5(f) of the
Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or Premium on, the Class G-1 Certificates, or principal of, or interest or Premium on, the Class B-1 Certificates, (iii) was
computed in accordance with the provisions of the Class G-1 Certificates, the
Liquidity Agreement, the Class G-1 Trust Agreement and the Intercreditor
Agreement (a copy of which computation is attached hereto as Schedule I), and
(iv) has not been and is not the subject of a prior or contemporaneous Notice of
Borrowing under the Liquidity Agreement.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Primary Cash
Collateral Account and apply the same in accordance with the terms of Sections
3.5(c) and 3.5(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the
Borrower.

          The Borrower hereby acknowledges that, pursuant to the Liquidity
Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the
Primary Liquidity Provider to make further Advances under the Liquidity
Agreement; and (B) following the making by the Primary Liquidity Provider of the
Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

Revolving Credit Agreement

                                      III-1

          IN WITNESS WHEREOF, the Borrower has executed and delivered this
Notice of Borrowing as of the ____ day of _________, ____.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Subordination Agent, as agent
                                        and trustee for the Trust, as Borrower

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                      III-2

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

   [Insert copy of computations in accordance with Downgrade Advance Notice of
                                   Borrowing]

Revolving Credit Agreement

                                      III-3

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                        FINAL ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to Landesbank Hessen-Thuringen
Girozentrale (the "Primary Liquidity Provider"), with reference to the Revolving
Credit Agreement (Class G-1) dated as of November 14, 2006, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1) The Borrower is the Subordination Agent under the Intercreditor
Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Primary Liquidity Provider to be used for the funding of the Primary Cash Collateral Account in accordance with Section 3.5(i)
of the Intercreditor Agreement by reason of the receipt by the Borrower of a
Termination Notice from the Primary Liquidity Provider with respect to the
Liquidity Agreement, which Advance is requested to be made on ____________,
____. The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

          (3) The amount of the Final Advance requested hereby (i) is
$_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Primary Cash
Collateral Account in accordance with Sections 3.5(f) and 3.5(i) of the
Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or Premium on, the Class G-1 Certificates, or principal of, or interest or Premium on, the Class B-1 Certificates, (iii) was computed in accordance with the provisions of the Class G-1 Certificates, the Liquidity
Agreement, the Class G-1 Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Primary Cash
Collateral Account and apply the same in accordance with the terms of Sections
3.5(f) and 3.5(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the
Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance [and that such Base Rate Advance be converted into a LIBOR
Advance on the third Business Day following your receipt of this notice.](1)

----------
(1)  Bracketed language may be included at Borrower's option.

Revolving Credit Agreement

                                      IV-1

          The Borrower hereby acknowledges that, pursuant to the Liquidity
Agreement, (A) the making of the Final Advance as requested by this Notice of
Borrowing shall automatically and irrevocably terminate the obligation of the
Primary Liquidity Provider to make further Advances under the Liquidity
Agreement; and (B) following the making by the Primary Liquidity Provider of the
Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this
Notice of Borrowing as of the ____ day of _________, ____.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Subordination Agent, as agent
                                        and trustee for the Trust, as Borrower

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                      IV-2

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

     [Insert copy of computations in accordance with Final Advance Notice of
                                   Borrowing]

Revolving Credit Agreement

                                      IV-3

                                                                      Annex V to
                                                      Revolving Credit Agreement

                              NOTICE OF TERMINATION

                                              [Date]

Wilmington Trust Company,
   as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

          Revolving Credit Agreement, dated as of November 14, 2006, between
          Wilmington Trust Company, as Subordination Agent, as agent and trustee for the JetBlue Airways (Spare Parts) G-1 Pass Through Trust, as
          Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "Liquidity
          Agreement")

Ladies and Gentlemen:

          You are hereby notified that, pursuant to Section 6.01 of the
Liquidity Agreement, by reason of an Equipment Note being a Non-Performing
Equipment Note and the occurrence and continuance of a Liquidity Event of
Default (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such
Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the
Liquidity Agreement pursuant to Section 3.5(i) of the Intercreditor Agreement
(as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

Revolving Credit Agreement

                                       V-1

          THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE
LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY
AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU
RECEIVE THIS NOTICE.

                                        Very truly yours,

                                        _______________,
                                        as Primary Liquidity Provider

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

     cc: Wilmington Trust Company,
     as Class G-1 Trustee

Revolving Credit Agreement

                                       V-2

                                                                     Annex VI to
                                                      Revolving Credit Agreement

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

          Revolving Credit Agreement, dated as of November 14, 2006, between
          Wilmington Trust Company, as Subordination Agent, as agent and trustee for the JetBlue Airways (Spare Parts) G-1 Pass Through Trust, as
          Borrower, and Landesbank Hessen-Thuringen Girozentrale (the "Liquidity
          Agreement")

Ladies and Gentlemen:

          For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         ______________________________
                              [Name of Transferee]

                         ______________________________
                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity
Agreement referred to above. The transferee has succeeded the undersigned as
Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

          By this transfer, all rights of the undersigned as Borrower under the
Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

Revolving Credit Agreement

                                      VI-1

          We ask that this transfer be effective as of __________, ____.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Subordination Agent, as agent
                                        and trustee for the Trust, as Borrower

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

Revolving Credit Agreement

                                      VI-2